As filed with the Securities and Exchange Commission on May 24, 2024

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHECKPOINT THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2568632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

95 Sawyer Road, Suite 110 Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan

(Full title of the plan)

James F. Oliviero

President and Chief Executive Officer

Checkpoint Therapeutics, Inc.

95 Sawyer Road, Suite 110

Waltham, MA 02453

(781) 652-4500

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Matthew W. Mamak

Alston & Bird LLP

90 Park Avenue, 12th Floor

New York, NY 10016

(212) 210-1256

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

Checkpoint Therapeutics, Inc. (the “Company” or the “Registrant”) has filed this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 12,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) that may be issued under the Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan ( the “Plan”); and (ii) such additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Employee Plan Annual Information.

(a)            The documents constituting Part I of this registration statement on Form S-8 (this “Registration Statement”) will be delivered to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)           Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Investor Relations at ir@checkpointtx.com, or to James F. Oliviero, President and Chief Executive Officer, at the address and telephone number on the cover page of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof (excluding any portions of such documents that are deemed to be “furnished” but not “filed” for purposes of the Exchange Act):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 22, 2024;

(b)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the Commission on May 10, 2024;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 5, 2024, January 30, 2024, February 2, 2024, March 18, 2024, May 14, 2024, and

(d)	The description of the Company’s Common Stock contained in the Registration Statement on Form 10-12G/A, as filed with the Commission on August 19, 2016, as supplemented by the description of common stock found in the Company’s Registration Statement on Form S-3, filed with the Commission on March 29, 2024, and any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed (but not furnished) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware (“DGCL”), a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of each officer and director of the Company to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 3.1 to Form 10-12G filed on July 11, 2016 (File No. 000-55506) and incorporated herein by reference.
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 3.2 to Form 10-12G filed on July 11, 2016 (File No. 000-55506) and incorporated herein by reference.
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 10.1 to Quarterly Report on Form 10-Q filed on August 7, 2018 (File No. 001-38128) and incorporated herein by reference.
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on June 4, 2020 (File No. 001-38128) and incorporated herein by reference.
4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on June 11, 2021 (File No. 001-38128) and incorporated herein by reference.
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on December 5, 2022 (File No. 001-38128) and incorporated herein by reference.
4.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on June 13, 2023 (File No. 001-38128) and incorporated herein by reference.
4.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Checkpoint Therapeutics, Inc., filed as Exhibit 3.1 to Form 8-K filed on May 14, 2024 (File No. 001-38128) and incorporated herein by reference.
4.8	Bylaws of Checkpoint Therapeutics, Inc., filed as Exhibit 3.3 to Form 10-12G filed on July 11, 2016 (File No. 000-55506) and incorporated herein by reference.
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1	Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan, filed as Exhibit 10.1 to Quarterly Report on Form 10-Q on August 9, 2017 (File No. 001-38128), and incorporated herein by reference.
99.2	Amendment to Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan, filed as Exhibit 10.1 to Form 8-K on June 4, 2020 (File No. 001-38128), and incorporated herein by reference.
99.3	Amendment to Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan, filed as Exhibit 10.1 to Form 8-K on December 5, 2022 (File No. 001-38128), and incorporated herein by reference.
99.4	Amendment to Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan, filed as Exhibit 10.1 to Form 8-K on June 13, 2023 (File No. 001-38128), and incorporated herein by reference.
99.5	Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan, filed as Exhibit 10.1 to Form 8-K on May 14, 2024 (File No. 001-38128), and incorporated herein by reference.
107	Filing Fee Table.

Item 9.	Undertakings.

(a)            The Company hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 24th day of May, 2024.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ James F. Oliviero
James F. Oliviero
President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and/or executive officers of Checkpoint Therapeutics, Inc., hereby severally constitute and appoint James F. Oliviero, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, for him in any and all capacities, to sign this report and to file the same, with all exhibits thereto and other documents in connection therewith, and to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Oliviero	Chief Executive Officer and President	May 24, 2024
James F. Oliviero	(Principal Executive Officer)

/s/ Garrett Gray	Chief Financial Officer	May 24, 2024
Garrett Gray	(Principal Financial Officer)

/s/ Michael S. Weiss	Chairman of the Board	May 24, 2024
Michael S. Weiss

/s/ Christian Béchon	Director	May 24, 2024
Christian Béchon

/s/ Neil Herskowitz	Director	May 24, 2024
Neil Herskowitz

/s/ Lindsay A. Rosenwald, M.D.	Director	May 24, 2024
Lindsay A. Rosenwald, M.D.

/s/ Barry Salzman	Director	May 24, 2024
Barry Salzman

/s/ Amit Sharma, M.D.	Director	May 24, 2024
Amit Sharma, M.D.